                                   Exhibit 11.

                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (In millions of dollars except per-share amounts;
                         number of shares in thousands)


                                                              For the Three Months
                                                              Ended September 30,
                                                              ____________________

Primary                                                            1994       1995
_______                                                        ________   ________
  Net income ................................................  $    503   $    786
  Less dividends on preferred stock .........................        14         14
                                                               --------   --------
  Net income applicable to common shares ....................  $    489   $    772
                                                               --------   --------
  Weighted average number of primary common shares
    Outstanding .............................................   398,109    395,536
    Issuable on assumed exercise of stock options ...........     3,173      4,276
                                                               --------   --------
       Total ................................................   401,282    399,812
                                                               ========   ========
  Primary earnings per common share .........................  $   1.22   $   1.93
                                                               ========   ========
Fully Diluted
_____________

  Net income ................................................  $    503   $    786
  Less additional contribution to ESOP ......................         6          5
  Less dividends on preferred stock .........................         -          -
                                                               --------   --------
  Adjusted net income applicable to common shares ...........  $    497   $    781
                                                               ========   ========

  Weighted average number of primary common shares ..........   401,282    399,812
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .........................         -        166
  Assumed conversion of preferred stock .....................     9,649      9,369
                                                               --------   --------
       Total ................................................   410,931    409,347
                                                               ========   ========
  Fully diluted earnings per common share ...................  $   1.21   $   1.91
                                                               ========   ========

___________

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated
Statement of Income.

MOBIL                                - 21 -




                             Exhibit 11. (concluded)

                                MOBIL CORPORATION
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                   (In millions, except for per-share amounts;
                          number of shares in thousands)
                                                                    For the Nine Months
                                                                    Ended September 30,


Primary                                                                1994         1995

  Income before change in accounting principle ..................  $  1,236     $  1,601
  Less dividends on preferred stock .............................        43           42
                                                                   --------     --------
  Adjusted income applicable to common shares before
    change in accounting principle ..............................  $  1,193     $  1,559
  Cumulative effect of change in accounting principle ...........      (680)           -
                                                                   --------     --------
  Adjusted net income applicable to common shares ...............  $    513     $  1,559
                                                                   ========     ========
  Weighted average number of primary common shares
    Outstanding .................................................   398,266      395,726
    Issuable on assumed exercise of stock options ...............     2,960        3,835
                                                                   --------    ---------

        Total ...................................................   401,226      399,561
                                                                    =======    =========
  Primary earnings per common share
    Income applicable to common shares before change
      in accounting principle ...................................  $   2.97    $    3.90
    Cumulative effect of change in accounting principle .........     (1.69)           -
                                                                   --------     --------
  Net income per common share ...................................  $   1.28     $   3.90
                                                                   ========     ========

Fully Diluted


  Income before change in accounting principle ..................  $  1,236     $  1,601
  Less additional contribution to ESOP ..........................         - (a)       17
  Less dividends on preferred stock .............................        43 (a)        -
                                                                   --------     --------
  Adjusted income applicable to common shares before
    change in accounting principle ..............................  $  1,193     $  1,584
  Cumulative effect of change in accounting principle ...........      (680)           -
                                                                   --------     --------
  Adjusted net income applicable to common shares ...............  $    513     $  1,584
                                                                   ========     ========

  Weighted average number of primary common shares ..............   401,226      399,561
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .............................         -          608
  Assumed conversion of preferred stock .........................         - (a)    9,369
                                                                   --------    ---------
        Total ...................................................   401,226      409,538
                                                                   ========    =========
  Fully diluted earnings per common share
    Adjusted income before change in accounting
      principle .................................................  $   2.97    $    3.87
    Cumulative effect of change in accounting principle .........     (1.69)           -
                                                                   --------    ---------
  Net income per common share ...................................  $   1.28    $    3.87
                                                                   ========    =========
___________

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated
Statement of Income.

(a) For the nine months ended September 30, 1994, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.

MOBIL                                - 22 -